EXHIBIT 11

                       ENVIRONMENTAL ELEMENTS CORPORATION
               STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE FOR THE YEARS ENDED MARCH 31, 1998, 1997, AND 1996


PRIMARY:                                                               1998               1997                   1996
                                                                       ----               ----                   ----
Common shares outstanding.......................                     6,989,739          6,923,688              6,879,699
Dilutive effect of common stock equivalents:
   Stock options................................                           ---                ---                    ---
                                                                     ---------          ---------              ---------


Weighted average number of shares...............                     6,989,739          6,923,688              6,879,699
                                                                     =========          =========              =========

FULLY DILUTED:

Common shares outstanding.......................                     6,989,739          6,923,688              6,879,699
Dilutive effect of common stock equivalents:
   Stock options................................                       108,583                ---                    ---
                                                                     ---------          ---------              ---------

Weighted average number of shares...............                     7,098,322          6,923,688              6,879,699
                                                                     =========          =========              =========